Exhibit (13) b.

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ENACTED BY

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the annual report on Form 20-F of Komatsu, Ltd. (the “Company”) for the period ended March 31, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Kenji Kinoshita, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. (s) 1350, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: July 27, 2005

By:	/s/ Kenji Kinoshita
Kenji Kinoshita
Senior Executive Officer
Chief Financial Officer

27